Exhibit 10.3

FIFTH AMENDMENT OF LEASE

AGREEMENT (“Fifth Amendment”) made this 21st day of July, 2016 by and between CIP II/RJK 10-20 BMR Owner, LLC, 55 Cambridge Street, Burlington, Massachusetts 01803 (hereinafter referred to as “Landlord”) and Flexion Therapeutics, Inc. (hereinafter referred to as  “Tenant”).

RECITALS

1.Pursuant to that certain Lease dated February 22, 2013 by and between Landlord and Tenant, as amended by the First Amendment of Lease dated July 13, 2015 (the “First Amendment), the Second Amendment of Lease dated December 15, 2015 (the “Second Amendment”), the Third Amendment of Lease dated May 8, 2016 (the “Third Amendment”), and the Fourth Amendment of Lease dated June 29, 2016 (the “Fourth Amendment”) (the First Amendment, Second Amendment, Third Amendment and Fourth Amendment, together with the Lease, collectively the “Existing Lease”), Landlord is leasing to Tenant those certain premises known as 10 Burlington Mall Road, situated in Burlington, Massachusetts 01803, together with all improvements located thereon, consisting of 21,874 rentable square feet of area comprised of 11,754 rentable square feet of area (known as the “Original Premises”), the Phase I Expansion Space consisting of approximately 4,715 rentable square feet of area, and the Phase II Expansion Space consisting of approximately 5,405 rentable square feet of area, all as more particularly described in said Existing Lease (hereinafter referred to collectively as the “2016 Combined Space”). In addition to the 2016 Combined Space, Landlord is also leasing to Tenant 6,748 rentable square feet of area (herein referred to as the “Suite 210 Temporary Space”).

2.Capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Existing Lease and the Existing Lease as amended by this Fifth Amendment is hereby known as the “Lease”.

IN CONSIDERATION of the mutual covenants contained herein, the parties hereby agree as follows:

A.Suite 210 Temporary Space

Paragraph B(v) of the First Amendment is hereby deleted in its entirety and replaced with the following:

“Tenant shall vacate and surrender the Suite 210 Temporary Space on or before September 30, 2016, unless Tenant exercises its exclusive right of first refusal to lease the Suite 210 Temporary Space in accordance with the terms and conditions set forth on Exhibit E attached to the First Amendment. If Tenant does not exercise such right, Tenant shall remove all of Tenant’s fixtures, furniture and equipment from the Suite 210 Temporary Space and otherwise yield up the Suite 210 Temporary Space to Landlord in accordance with the provisions of the Lease (it being understood, however, that Tenant shall have no obligation to remove any wiring or improvements made to the Suite 210 Temporary Space). In the event that Tenant fails to vacate and surrender the Suite 210 Temporary Space as set forth above on or before September 30, 2016, Landlord hereby reserves all of its rights and remedies under the Lease for such holdover.”

B.Ratification of Lease

Except as amended and modified by this Fifth Amendment, all the terms, provisions, agreements, covenants and conditions of the Existing Lease are hereby affirmed and ratified. From and after the date hereof, all references to the Lease or Existing Lease shall mean the Lease or Existing Lease as amended hereby and to the extent that there any inconsistencies between this Fifth Amendment and the Existing Lease, this Fifth Amendment shall control. Landlord and Tenant each hereby ratifies and confirms its obligations under the Lease, and represents and warrants to the other that, to its knowledge, it has no defenses thereto. Additionally, Landlord and Tenant further confirm and ratify that, as of the date hereof, (a) the Landlord and Tenant are and remain in good standing and the Lease is in full force and effect, and (b) neither Landlord nor Tenant has any claims, counterclaims, set-offs or defenses against the other arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

C.Execution/Entire Agreement

This Fifth Amendment, together with the Lease as affected hereby, constitutes the entire agreement of the parties, and may not be amended except by written instrument signed by all parties.  This Fifth Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Fifth Amendment may be executed in counterparts all of which taken together shall constitute an original executed document.

[Signatures on Following Page]

The parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD: CIP II/RJK 10-20 BMR OWNER, LLC

/s/ Brandon Kelly
Name:	Brandon Kelly
Title:	President and CEO

TENANT: FLEXION THERAPEUTICS, INC.

/s/ Frederick W. Driscoll
Name:	Frederick W. Driscoll
Title:	Chief Financial Officer

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